UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2003

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

UNITED STATES

Item 5. Other Events and Required FD Disclosure

On July 7, 2003, Corel published the record date, namely, July 18, 2003, and the meeting date, namely, August 20,2003 for a Special Meeting of Securityholders of Corel Corporation in compliance with applicable laws. The Special Meeting of Securityholders will be held on August 20, 2003, at 4:00 p.m. Toronto time, at the Holiday Inn on King, 370 King Street West, Toronto, Canada. This meeting is for holders of Corel Common Shares, Corel Series A participating convertible preferred shares, and holders of voting convertible securities -- those holding other Corel securities exerciseable for, convertible into or exchangeable for Common Shares for less than $1.05 per share. On July 16, 2003, the Superior Court of Justice for the Province of Ontario issued an interim order pursuant to the Canada Business Corporations Act with respect to the Special Meeting of Securityholders (the ""Interim Order""). On July 22, 2003, Corel mailed to its securityholders the Notice of Special Meeting and Management Proxy Circular. The Interim Order is attached as Appendix E to the Management Proxy Circular.

See exhibit 99.1 Notice of Special Meeting of Securityholders and Management Proxy Circular of Corel Corporation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1 Notice of Special Meeting of Securityholders and Management Proxy Circular of Corel Corporation

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COREL CORPORATION

By /s/ Joel Price

Joel Price

Vice President, Finance and

Interim Financial Officer